Company Contact: James R. McKnight, Jr. Chief Executive Officer 615-771-7575	Investor Relations: Kerry D. Massey Chief Financial Officer 615-771-7575
Diversicare Announces 2019 First Quarter Results

BRENTWOOD, TN, (May 2, 2019) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services, today announced its results for the first quarter ended March 31, 2019.
First Quarter 2019 Highlights

•
Net loss from continuing operations was $(3.3) million, or $(0.52) per share, in the first quarter of 2019, compared to net loss from continuing operations of $(0.1) million, or $(0.01) per share, in the first quarter of 2018.

•	Our adjusted EBITDAR for the quarter was $15.5 million, compared to $18.2 million in the first quarter of 2018.

•	Under the new Accounting Standard Codification ("ASC") 842, the Company recorded net leased assets and liabilities of $384 million and $389 million, respectively, as of January 1, 2019.
See below for a reconciliation of all GAAP and non-GAAP financial results.
CEO Remarks
Commenting on the quarter, Jay McKnight, President and Chief Executive Officer, said, "Our operational and financial performance during the first quarter of 2019 continued to reflect the challenges we have been experiencing in our industry, but we do have some opportunities for improvement on the horizon.  Our Medicare, Medicaid, and Managed Care rates all increased during the quarter.  The increases are a combination of cost reimbursement along with acuity factors for our centers.  We have enrolled the majority of our Texas centers in the state’s Quality Incentive Payment Program, which we expect to be effective for these centers in September of this year.  This program rewards operators who maintain high quality measures with enhanced Medicaid reimbursements.  We are implementing cost reductions to align our overhead cost structure with the current environment.  CMS has proposed a net 2.5% market basket increase for this coming October. Year over year, our skilled mix patients decreased from 16.1% in the first quarter of 2018 to 14.9% in the first quarter of 2019.  It should be noted though that this quarter was the highest skilled mix we have seen since the first quarter of 2018."

Mr. McKnight concluded, "I am extremely grateful for and proud of our team members as they continue to be devoted to our mission, which is improving every life we touch by providing exceptional healthcare and exceeding expectations."

First Quarter 2019 Results
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended March 31,
	2019	2018
Skilled nursing occupancy	78.5%	79.9%
As a percent of total census:
Medicare census	10.1%	11.6%
Medicaid census	68.7%	67.9%
Managed Care census	4.8%	4.5%
As a percent of total revenues:
Medicare revenues	18.6%	21.1%
Medicaid revenues	47.3%	45.2%
Managed Care revenues	10.6%	10.1%
Average rate per day:
Medicare	$457.10	$455.72
Medicaid	$181.13	$176.78
Managed Care	$394.55	$391.96

Patient Revenues
Patient revenues were $134.4 million and $141.3 million for the three months ended March 31, 2019 and 2018, respectively, a decrease of $6.9 million. The following summarizes the revenue fluctuations attributable to changes in our portfolio (in thousands):

	Three Months Ended March 31,
	2019	2018	Change
Same-store revenue	$134,353	$136,571	$(2,218)
2018 disposition revenue	—	4,714	$(4,714)
Total revenue	$134,353	$141,285	$(6,932)

The three Kentucky centers we sold in December 2018 contributed $4.7 million of the $6.9 million patient revenues decrease. Our same-store patient revenues decreased by $2.2 million. Our average Medicaid and Medicare rates per patient day for the first quarter of 2019 increased compared to the first quarter of 2018, resulting in increases in revenue of $1.7 million and $0.1 million, respectively, or 2.5% and 0.3%, respectively. Our Hospice average daily census for the first quarter of 2019 increased 15.8%, resulting in $1.0 million in additional revenue. Conversely, our Medicare, Medicaid and Private average daily census for the first quarter of 2019 decreased 13.4%, 0.1% and 10.1%, respectively, resulting in revenue losses of $4.1 million, $0.1 million and $1.1 million, respectively. Our ancillary revenue for the first quarter of 2019 increased $0.3 million.

Operating Expense
Operating expense decreased in the first quarter of 2019 to $108.1 million as compared to $112.3 million in the first quarter of 2018. Operating expense increased as a percentage of revenue at 80.5% for the first quarter of 2019 as compared to 79.5% for the first quarter of 2018. The following table summarizes the expense increases attributable to changes in our portfolio (in thousands):

	Three Months Ended March 31,
	2019	2018	Change
Same-store operating expense	$108,113	$109,101	$(988)
2018 disposition operating expenses	—	3,177	(3,177)
Total expense	$108,113	$112,278	$(4,165)

The three Kentucky centers we sold in December 2018 contributed $3.2 million of the $4.2 million operating expense decrease. Our same-store operating expenses decreased by $1.0 million, which is mostly attributable to favorable variances in nursing and ancillary costs and salaries and related taxes of $0.6 million and $0.6 million, respectively, in first quarter of 2019 compared to the first quarter of 2018. This was partially offset by unfavorable variances in dietary costs and maintenance and utilities expense of $0.2 million and $0.1 million, respectively, in first quarter of 2019 compared to the first quarter of 2018.
One of the largest components of operating expenses is wages, which decreased from $67.1 million in the first quarter of 2018 to $65.1 million during the first quarter of 2019.
Lease expense in the first quarter of 2019 increased to $15.8 million as compared to $13.7 million in the first quarter of 2018. The increase in lease expense was due to rent increases resulting from the new master lease agreement with Omega Healthcare Investors and the $1.7 million impact of non-cash straight-line expense.
Professional liability expense was $3.4 million and $2.8 million in the first quarters of 2019 and 2018, respectively. Our cash expenditures for professional liability costs of continuing operations were $1.9 million and $1.1 million for the first quarters of 2019 and 2018, respectively. Professional liability expense fluctuates based on the results of our third-party professional liability actuarial studies and cash expenditures are incurred to defend and settle existing claims. See “Liquidity and Capital Resources” for further discussion of the accrual for professional liability.
General and administrative expense was $7.5 million in the first quarter of 2019 as compared to $8.1 million in the first quarter of 2018. General and administrative expense decreased as a percentage of revenue to 5.6% in the first quarter of 2019 from 5.8% in the first quarter of 2018. The change in general and administrative expense is attributable to a decrease in salaries and related taxes of $0.8 million in the first quarter of 2019 as compared to the first quarter of 2018.
Depreciation and amortization expense was $2.5 million in the first quarter of 2019 as compared to $2.9 million in the first quarter of 2018. The decrease in depreciation expense relates to the dispositions of Fulton, Clinton and Glasgow in the fourth quarter of 2018.
Interest expense was $1.5 million in the first quarter of 2019 and $1.7 million first quarter of 2018. The decrease of $0.2 million is due to a decrease in the outstanding borrowings on our loan facilities.
As a result of the above, continuing operations reported a loss of $4.3 million before income taxes for the first quarter of 2019 as compared to a loss of $0.1 million for the first quarter of 2018. The benefit for income taxes was $1.0 million for the first quarter of 2019, and the benefit for income taxes was $0.1 million for the first quarter of 2018. Both basic and diluted loss per common share from continuing operations were $0.52 for the first quarter of 2019 as compared to both basic and diluted loss per common share from continuing operations of $0.01 in the first quarter of 2018.
Receivables
Our net receivables balance decreased $2.4 million to $63.9 million as of March 31, 2019, from $66.3 million as of December 31, 2018.

Conference Call Information
A conference call has been scheduled for Thursday, May 2, 2019 at 4:00 P.M. Central time (5:00 P.M. Eastern time) to discuss first quarter 2019 results. The conference call information is as follows:

Date:	Thursday, May 2, 2019
Time:	4:00 P.M. Central, 5:00 P.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) Conference ID: 2691374 The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through May 9, 2019, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 2691374.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully integrate the operations of our new nursing centers, as well as successfully operate all of our centers, our ability to increase census and occupancy rates at our centers, changes in governmental reimbursement, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, our ability to comply with the terms of our master lease agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, our ability to attract and retain qualified healthcare professionals, changes to our valuation of deferred tax assets, changing economic and competitive conditions, changes in anticipated revenue and cost growth, our ability to regain compliance with the Nasdaq continued listing requirements, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Diversicare provides long-term care services to patients in 72 nursing centers and 8,214 skilled nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS:
Current Assets
Cash and cash equivalents	$2,465	$2,685
Receivables, net	63,864	66,257
Self-insurance receivables	1,775	4,475
Current assets of discontinued operations	—	86
Other current assets	6,211	7,034
Total current assets	74,315	80,537

Property and equipment, net	52,288	53,099
Deferred income taxes	17,022	15,851
Acquired leasehold interest, net	6,136	6,307
Operating lease assets	377,799	—
Other assets	3,309	3,450
TOTAL ASSETS	$530,869	$159,244

LIABILITIES AND EQUITY (DEFICIT):
Current Liabilities
Current portion of long-term debt and finance lease obligations, net	$10,390	$12,449
Trade accounts payable	15,137	15,659
Current liabilities of discontinued operations	—	86
Current portion of operating lease liabilities	22,205	—
Accrued expenses:
Payroll and employee benefits	17,643	19,471
Current portion of self-insurance reserves	10,881	13,158
Provider taxes	2,381	2,394
Other current liabilities	6,697	7,128
Total current liabilities	85,334	70,345
Noncurrent Liabilities
Long-term debt and finance lease obligations, less current portion and deferred financing costs, net	64,069	60,984
Operating lease liabilities, less current portion	362,094	—
Self-insurance reserves, less current portion	15,875	16,057
Accrued litigation contingency	6,400	6,400
Other noncurrent liabilities	1,522	6,656
Total noncurrent liabilities	449,960	90,097

SHAREHOLDERS’ DEFICIT	(4,425)	(1,198)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$530,869	$159,244

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2019	2018
PATIENT REVENUES, net	$134,353	$141,285
Operating expense	108,113	112,278
Facility-level operating income	26,240	29,007

EXPENSES:
Lease and rent expense	15,804	13,713
Professional liability	3,421	2,775
General and administrative	7,513	8,139
Depreciation and amortization	2,494	2,881
Total expenses less operating	29,232	27,508
OPERATING (LOSS) INCOME	(2,992)	1,499
OTHER INCOME (EXPENSE):
Interest expense, net	(1,460)	(1,669)
Other income	160	51
Total other expense	(1,300)	(1,618)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,292)	(119)
BENEFIT FOR INCOME TAXES	955	38
LOSS FROM CONTINUING OPERATIONS	(3,337)	(81)
LOSS FROM DISCONTINUED OPERATIONS:
OPERATING LOSS	(9)	(22)
NET LOSS	$(3,346)	$(103)

NET LOSS PER COMMON SHARE:
Per common share – basic
Continuing operations	$(0.52)	$(0.01)
Discontinued operations	—	—
	$(0.52)	$(0.01)

Per common share – diluted	$(0.52)	$(0.01)
Continuing operations	—	—
Discontinued operations	$(0.52)	$(0.01)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$—	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,424	6,314
Diluted	6,424	6,314

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, EBITDAR AND ADJUSTED EBITDAR
(In thousands)

	For Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(3,346)	$415	$(7,397)	$(311)	$(103)
Loss from discontinued operations, net of tax	9	8	8	4	22
Income tax benefit	(955)	(80)	(207)	(425)	(38)
Interest expense	1,460	1,657	1,666	1,661	1,669
Depreciation and amortization	2,494	2,509	2,964	2,847	2,881
Debt retirement costs (a)	—	267	—	—	—
EBITDA	(338)	4,776	(2,966)	3,776	4,431
Add: Lease expense	15,804	15,871	13,764	13,725	13,713
EBITDAR	$15,466	$20,647	$10,798	$17,501	$18,144

EBITDAR adjustments:
Litigation contingency expense (b)	—	—	6,400	—	—
Severance expense (c)	—	157	—	1,172	—
Gain on sale of assets (d)	—	(4,825)	—	—	—
Gain on sale of investment in unconsolidated affiliate (e)	—	—	—	(308)	—
Acquisition & disposition related costs (f)	—	—	—	—	46
Adjusted EBITDAR	$15,466	$15,979	$17,198	$18,365	$18,190

(a)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in December 2018.
(b)	Represents non-recurring expected costs associated with the DOJ investigation.
(c)	Represents non-recurring costs associated with severance expenses.
(d)	Represents non-recurring gain on sale of assets related to the sale of three Kentucky centers in December 2018.
(e)
Represents non-recurring gain on the sale of an unconsolidated affiliate in November 2016. The additional proceeds related to the continuing liquidation of remaining net assets affiliated with the partnership.

(f)	Represents non-recurring costs associated with acquisition and disposition-related transactions.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS

(In thousands, except per share data)

	For Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(3,346)	$415	$(7,397)	$(311)	$(103)
Adjustments:
Litigation contingency expense (a)	—	—	6,400	—	—
Executive severance (b)	—	157	—	1,172	—
Debt retirement costs (c)	—	267	—	—	—
Gain on sale of assets (d)	—	(4,825)	—	—	—
Gain on sale of unconsolidated affiliate (e)	—	—	—	(308)	—
Acquisition and disposition related costs (f)	—	—	—	—	46
Tax impact of above adjustments (g)	—	(486)	—	(474)	(15)
Discontinued operations, net of tax	9	8	8	4	22
Adjusted net income (loss)	$(3,337)	$(4,464)	$(989)	$83	$(50)

Adjusted net income (loss) per common share
Basic	$(0.52)	$(0.70)	$(0.15)	$0.01	$(0.01)
Diluted	$(0.52)	$(0.70)	$(0.15)	$0.01	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,424	6,402	6,400	6,370	6,314
Diluted	6,424	6,402	6,400	6,470	6,314

(a)	Represents non-recurring expected costs associated with the DOJ investigation.
(b)	Represents non-recurring costs associated with severance expenses.
(c)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in December 2018.
(d)	Represents non-recurring gain on sale of assets related to the sale of three Kentucky centers in December 2018.
(e)	Represents non-recurring gain on the sale of an unconsolidated affiliate in November 2016.
(f)	Represents non-recurring costs associated with acquisition and disposition-related transactions.
(g)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2019	2018
NET LOSS	$(3,346)	$(103)
Discontinued operations	(9)	(22)
Net loss from continuing operations	(3,337)	(81)
Adjustments to reconcile net loss from continuing operations to funds provided by operations:
Depreciation and amortization	2,494	2,881
Deferred income tax provision (benefit)	(1,090)	—
Provision for self-insured professional liability, net of cash payments	1,444	956
Stock based compensation	156	284
Provision for leases in excess of cash payments	1,280	(453)
Other	335	140
FUNDS PROVIDED BY OPERATIONS	$1,282	$3,727

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic	$0.20	$0.59
Diluted	$0.20	$0.57
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,424	6,314
Diluted	6,515	6,530
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Adjusted Net income (loss) and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, interest expense, debt retirement costs, income tax and depreciation and amortization. We define EBITDAR as EBITDA adjusted for rent expense. We define Adjusted EBITDAR as EBITDAR adjusted for acquisition and disposition related costs, gain on sale of unconsolidated center, gain on sale of assets, severance expense and litigation contingency expense. We define Adjusted Net income (loss) as Net income (loss) adjusted for acquisition and disposition related costs, gain on sale of unconsolidated center, gain on sale of assets, severance expense, litigation contingency expense, tax impact related to those adjustments, and discontinued operations, net of tax. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Net income (loss) and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Net income (loss) and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDAR and Adjusted Net income (loss) are important performance measurements because they eliminate certain nonrecurring start-up losses, separation costs and other items. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, EBITDAR, Adjusted EBITDAR, Adjusted Net income (loss) and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended March 31, 2019
	As of March 31, 2019			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds Note (4)	Available Nursing Beds Note (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2019 Q1 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	2,464	2,397	2,104	85.4%	87.8%	9.7%	$44.4	$428.17	$190.76
Kansas	464	464	394	84.9%	84.9%	10.2%	7.8	467.58	174.75
Kentucky	1,043	1,039	898	86.1%	86.5%	11.8%	20.8	360.24	176.42
Mississippi	1,039	1,004	870	83.7%	86.6%	13.1%	18.5	429.50	189.81
Missouri	339	339	223	65.8%	65.8%	9.3%	4.1	508.77	142.95
Ohio	403	393	335	83.2%	85.3%	12.8%	8.7	815.01	242.23
Tennessee	617	551	426	69.0%	77.3%	12.5%	9.2	437.17	192.76
Texas	1,845	1,662	1,194	64.7%	71.9%	5.7%	20.9	509.19	152.49
Total	8,214	7,849	6,444	78.5%	82.1%	10.1%	$134.4	$457.10	$181.13

Note 1:	The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes one nursing center in Indiana.
Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients.
Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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